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                                   [ARTHUR
                                   ANDERSEN
                                  LETTERHEAD]



                                                                EXHIBIT 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement (File No. 333-22453).



                                               /s/ Arthur Andersen LLP
                                               ARTHUR ANDERSEN LLP

Cleveland, Ohio
April 14, 1997.